Exhibit 99.6

ViewPoint Bank

ADDITIONAL MAILING MATERIALS
INDEX
Produced by the Financial Printer

1.	Dear Member Letter*

2.	Dear Member Letter for Non Eligible States*

3.	Dear Friend Letter - Eligible Account Holders who are no longer Depositors*

4.	Dear Potential Investor Letter*

5.	Dear Customer Letter - Used as a Cover Letter for States Requiring “Agent” Mailing*

6.-7.	Proxy Q&A*

8.-11.	Stock Q&A

12.	Proxy Request Letter (immediate follow-up)

13.	Proxy Request

14	OTS Guidance Letter*

15.	Community Meeting *

Produced by the Conversion Center

16.	Mailing Insert/Lobby Poster

17.	Invitation Letter - Informational Meetings

18.	Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

19.	Dear Shareholder - Confirmation Letter

20.	Dear Interested Investor - No Shares Available Letter

21.	Welcome Shareholder Letter - For Initial Certificate Mailing

22.	Dear Interested Subscriber Letter - Subscription Rejection

23.	Letter for Sandler O’Neill Mailing to Clients*

24.	Tombstone (Advertisement)

*Accompanied by a Prospectus

ViewPoint Bank

<Date>

Dear Member:

We are pleased to announce that the Boards of Directors of ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group have voted unanimously in favor of a plan of conversion and reorganization pursuant to which our organization will convert from a two-tiered mutual holding company to a full stock holding company.  As part of this plan, the shares of common stock owned by the existing shareholders of ViewPoint Financial Group (other than ViewPoint MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation, ViewPoint Financial Group Inc.

To accomplish the conversion and reorganization, we need your participation in an important vote. Enclosed are materials describing the transaction, your voting rights and your rights to subscribe for shares of common stock being offered for sale by ViewPoint Financial Group, Inc. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of these materials, is your proxy card. It is the detachable section at the top of the order form that includes your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on <Date, Year> at <time> p.m. in Plano, Texas. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received. Alternatively, you can vote by telephone or by the internet, as instructed on the proxy card.  FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

If the plan of conversion and reorganization is approved, let me assure you that:
●	existing deposit accounts and loans will not undergo any change;
●	deposit accounts will continue to be federally insured to the same extent permitted by law; and
●	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of ViewPoint Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of ViewPoint Bank and ViewPoint Financial Group. We urge you to read this document carefully.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to ViewPoint Financial Group, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to our Conversion Center located at 1201 W. 15th Street, Second Floor, Plano, TX 75057.  If you are interested in purchasing the common stock of ViewPoint Financial Group Inc., your Stock Order and Certification Form and payment must be physically received no later than <time> Central Time, on <month> <day>, <year>.

If you have any questions regarding the transaction, how to vote or how to purchase stock, please call us at (xxx) xxx-xxxx, Monday through Friday from 9:00 a.m. to 5:00 p.m. Central Time, or stop by our Conversion Center located at 1201 W. 15th Street in Plano, Texas. Please note that the Conversion Center will be closed from noon Friday, May 28, through noon Tuesday, June 1, in observance of the Memorial Day holiday.

Sincerely,

Garold R. Base	James B. McCarley
President and Chief Executive Officer	Chairman of the Board
ViewPoint Financial Group	ViewPoint Financial Group

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Bank

<Date>

Dear Member:

We are pleased to announce that the Boards of Directors of ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group have voted unanimously in favor of a plan of conversion and reorganization pursuant to which our organization will convert from a two-tiered mutual holding company to a full stock holding company. As part of this plan, the shares of common stock owned by the existing shareholders of ViewPoint Financial Group (other than ViewPoint MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation, ViewPoint Financial Group Inc.

To accomplish the conversion and reorganization, we need your participation in an important vote. Enclosed are materials describing the transaction, the offering and your voting rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of these materials, is your proxy card. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on <Date, Year> at <time> p.m. in Plano, Texas. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.  Alternatively, you can vote by telephone or by the internet, as instructed on the proxy card.  FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

If the plan of conversion and reorganization is approved let me assure you that:

●	existing deposit accounts and loans will not undergo any change; and
●	deposit accounts will continue to be federally insured to the fullest extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of ViewPoint Financial Group, Inc. or (2) an agent of ViewPoint Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions regarding the transaction or how to vote, please call us at (xxx) xxx-xxxx, Monday through Friday from 10:00 a.m. to 4:00 p.m. Central Time, or stop by our Conversion Center located at 1201 W. 15th Street in Plano, Texas. Please note that the Conversion Center will be closed from noon Friday, May 28, through noon Tuesday, June 1, in observance of the Memorial Day holiday.

Sincerely,

Garold R. Base	James B. McCarley
President and Chief Executive Officer	Chairman of the Board
ViewPoint Financial Group	ViewPoint Financial Group

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Bank

Dear Friend of ViewPoint Bank:

We are pleased to announce that the Boards of Directors of ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group have voted unanimously in favor of a plan of conversion and reorganization pursuant to which our organization will convert from a two-tiered mutual holding company to a full stock holding company.  As part of this plan, the shares of common stock owned by the existing shareholders of ViewPoint Financial Group (other than ViewPoint MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation, ViewPoint Financial Group Inc.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of ViewPoint Financial Group, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of ViewPoint Bank and ViewPoint Financial Group.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to ViewPoint Financial Group, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to our Conversion Center located at 1201 W. 15th Street, Second Floor, Plano, TX 75057. If you are interested in purchasing the common stock of ViewPoint Financial Group Inc., your Stock Order and Certification Form and payment must be physically received no later than <time> Central Time, on <month> <day>, <year>.

If you have any questions after reading the enclosed material, please call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Central Time. Please note that the Conversion Center will be closed from noon Friday, May 28, through noon Tuesday, June 1, in observance of the Memorial Day holiday.

Sincerely,

Garold R. Base	James B. McCarley
President and Chief Executive Officer	Chairman of the Board
ViewPoint Financial Group	ViewPoint Financial Group

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group,  or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Financial Group, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by ViewPoint Financial Group, Inc., the proposed holding company of ViewPoint Bank. We are raising capital to support ViewPoint Bank’s future growth.

This information packet includes the following:

PROSPECTUS:  This document provides detailed information about the operations of ViewPoint Bank and ViewPoint Financial Group and the proposed stock offering by ViewPoint Financial Group, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock and return it to ViewPoint Financial Group, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to our Conversion Center located at 1201 W. 15th Street, Second Floor, Plano, TX 75057.  Your order must be physically received (not postmarked) by ViewPoint Financial Group, Inc. no later than _:00 p.m. Central Time, on ___day, ________ __, 2010.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Central Time. Please note that the Conversion Center will be closed from noon Friday, May 28, through noon Tuesday, June 1, in observance of the Memorial Day holiday.

Sincerely,

Garold R. Base	James B. McCarley
President and Chief Executive Officer	Chairman of the Board
ViewPoint Financial Group	ViewPoint Financial Group

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of ViewPoint Bank:

At the request of ViewPoint Bank, we have enclosed material regarding the offering of common stock of ViewPoint Financial Group, Inc. The material is offered in connection with the conversion and reorganization of our organization from a two-tiered mutual holding company to a full stock holding company.  These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of ViewPoint Financial Group, Inc.

Please read the prospectus carefully before making an investment decision.  If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to ViewPoint Financial Group, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the ViewPoint Financial Group, Inc. Conversion Center located at 1201 W. 15th Street, Second Floor, Plano, TX 75057.  Your order must be physically received (not postmarked) by ViewPoint Financial Group, Inc. no later than _:00 p.m. Central Time, on ___day, ________ __, 2010.  If you have any questions after reading the enclosed material, please call the Conversion Center at ___-___-____, Monday through Friday, between the hours of 9:00 a.m. and 5:00 p.m. Central Time, and ask for a Sandler O’Neill representative.  Please note that the Conversion Center will be closed from noon Friday, May 28, through noon Tuesday, June 1, in observance of the Memorial Day holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(cover page)
ViewPoint Financial Group (logo)
Proxy Questions and Answers

Questions & Answers About the Reorganization

We are pleased to announce that the Boards of Directors of ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group have voted unanimously in favor of a plan of conversion and reorganization pursuant to which our organization will convert from a two-tiered mutual holding company to a full stock holding company. As part of this plan, the shares of common stock owned by the existing shareholders of ViewPoint Financial Group (other than ViewPoint MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation, ViewPoint Financial Group, Inc.

Your Board of Directors urges you to vote “FOR” the plan of conversion and reorganization and return your proxy today.

Q.	Why is ViewPoint converting from a two-tiered mutual holding company to a full stock holding company?
A.
The reorganization will provide ViewPoint Bank with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base; allowing us to grow and enhance our profitability; and improving our ability to manage capital, which will include paying cash dividends. Proceeds may also be used to allow ViewPoint Financial Group, Inc. to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; to repurchase shares of our common stock; and to accomplish other general corporate purposes.

Q.	What changes will occur as a result of this reorganization? Will there be changes at my bank location?
A.
The reorganization will provide ViewPoint Bank with the ability to increase its lending capacity, improve product and service offerings and continue to focus on serving the community.  Otherwise, no changes are planned to the way we operate our business.

Q.	Will the reorganization affect any of my deposit accounts or loans?
A.
No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

Q.          Who is eligible to vote on the plan of conversion and reorganization?
A.
Depositors of ViewPoint Bank as of the close of business on _______ __, 2010 (the “Voting Record Date”) are eligible to vote on the plan. In addition, the plan must be approved by at least two-thirds of the outstanding shares of common stock of ViewPoint Financial Group, including at least a majority of the outstanding shares of common stock owned by the shareholders other than ViewPoint MHC.

              Your vote is very important. Please vote today by returning all proxy cards received.

Q.          Why did I receive several proxies?
A.
If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts.  Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the plan of conversion and reorganization mean that I must buy common stock of ViewPoint Financial Group, Inc.?
A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of ViewPoint Financial Group, Inc.

Q.           How do I vote my proxy?
A.	You can vote by one of three ways:
●	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”
●	By telephone as instructed on the proxy card.
●	By Internet as instructed on the proxy card.

Should you choose to attend the special meeting of members to be held on ______ __, 2010, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Are two signatures required on the proxy card for a joint account?
A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?
A.
The ViewPoint Financial Group proxy statement/prospectus that accompanies this brochure describes the conversion in detail. Please read that document carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 9 a.m. and 5 p.m. Central Time. Additional material may only be obtained from the Conversion Center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(cover page)
ViewPoint Financial Group, Inc.
Stock Questions and Answers

Questions & Answers
About the Stock Offering

The Boards of Directors of ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group have voted unanimously in favor of a plan of conversion and reorganization pursuant to which our organization will convert from a two-tiered mutual holding company to a full stock holding company. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of ViewPoint MHC (depositors of ViewPoint Bank) at a special meeting of members. The plan must also be approved by ViewPoint Financial Group shareholders by at least two-thirds of the outstanding shares of common stock of ViewPoint Financial Group, including a majority of the outstanding shares owned by shareholders other than ViewPoint MHC.

Investment in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is ViewPoint converting from a two-tiered mutual holding company to a full stock holding company?
A.
The reorganization will provide ViewPoint Bank with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base; allowing us to grow and enhance our profitability; and improving our ability to manage capital, which will include paying cash dividends. Proceeds may also be used to allow ViewPoint Financial Group to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; to repurchase shares of our common stock; and to accomplish other general corporate purposes.

Q.	What changes will occur as a result of the reorganization? Will there be changes at my bank location?
A.
The reorganization will provide ViewPoint Bank with the ability to increase its lending capacity, improve product and service offerings and continue to focus on serving the community.  Otherwise, no changes are planned to the way we operate our business.

Q.	Will the reorganization affect any of my deposit accounts or loans?
A.
No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum legal limit. Your deposit account is not being converted to stock.

Q.	Who can purchase stock?
A.	The common stock of ViewPoint Financial Group, Inc. will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of ViewPoint Bank with accounts totaling $50 or more as of December 31, 2008;

2)	ViewPoint Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of ViewPoint Bank with accounts totaling $50 or more as of March 31, 2010; and

4)	Other Customers - depositors of ViewPoint Bank with accounts as of ______ __, 2010.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in the Dallas/Ft. Worth Metroplex or the Texas counties of Collin, Dallas, Denton and Tarrant; and then to ViewPoint Financial Group public shareholders as of __________, 2010.  To the extent any shares remain after the community offering, shares will be offered to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?
A.
No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an “oversubscription,” federal regulations require that orders be filled using a predetermined allocation procedure. Please refer to the section of the Prospectus titled, “The Reorganization and Stock Offering” for a detailed description of allocation procedures. If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at View Point Bank’s regular savings rate. If payment was to be made by withdrawal from a ViewPoint Bank deposit account, excess funds will remain in that account.

Q.           Will any account I hold with the Bank be converted into stock?
A.	No. All accounts remain as they were prior to the reorganization.

Q.	How many shares of stock are being offered, and at what price?
A.	ViewPoint Financial Group, Inc. is offering for sale a maximum of 23,000,000 shares of common stock at a subscription price of $10 per share.

Q.	How much stock can I purchase?
A.
The minimum purchase is $250 (25 shares).  As more fully discussed in the plan of conversion and reorganization, and in the prospectus, the maximum purchase by any person in the subscription or community offering is $2,000,000 (200,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $4,000,000 (400,000 shares) of common stock in the offering.

Q.           How do I order stock?
A.
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be physically received (not postmarked) by ViewPoint Financial Group, Inc. no later than _:00 p.m. Central Time, on <insert month and day>, 2010.

Q.	How can I pay for my shares of stock?
A.
You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at ViewPoint Bank. Checks and money orders must be made payable to ViewPoint Financial Group, Inc.  Withdrawals from a deposit account or a certificate of deposit at ViewPoint Bank to buy shares of common stock may be made without penalty.  Cash must be converted to a bank check or money order.  Please do not send cash in the mail.

Q.	May I obtain a loan from ViewPoint Bank or use my ViewPoint Bank line of credit to pay for the stock?
A.
No. Federal regulations do not allow ViewPoint to make loans for this purpose, nor may you use a ViewPoint Bank line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

Q.	When is the deadline to subscribe for stock?
A.
An executed Stock Order and Certification Form with the required full payment must be physically received (not postmarked) by ViewPoint Financial Group, Inc. no later than _:__ p.m. Central Time on ___day, ______ __, 2010.

Q.	Can I purchase shares using funds in my ViewPoint IRA account?
A.
Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at ViewPoint Bank that will enable such purchase. The transfer of such funds takes time, so please make arrangements as soon as possible.  However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you don’t need to close and transfer the IRA account. Please call our Conversion Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A.
No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?
A.
Yes. Any payment made in cash or by check or money order will earn interest at ViewPoint Bank’s regular savings rate from the date of receipt to the completion or termination of the conversion.  Depositors who elect to pay for their common stock by a withdrawal authorization from a ViewPoint Bank account will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	Yes. After the conversion and reorganization, ViewPoint Financial Group, Inc. intends to pay quarterly cash dividends.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “VPFG.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the ViewPoint Financial Group shares I currently own?
A.
The shares of common stock owned by the existing shareholders of ViewPoint Financial Group (other than shares owned ViewPoint MHC) will be exchanged for shares of common stock ViewPoint Financial Group, Inc. based on an exchange ratio.  The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.	What if I have additional questions or require more information?
A.
The ViewPoint Financial Group Inc. prospectus that accompanies this brochure describes the conversion in detail.  Please read the prospectus carefully before voting or subscribing for stock.   If you have any questions after reading the enclosed material, you may call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 9 a.m. and 5 p.m. Central Time.  Additional material may only be obtained from the Conversion Center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc.,, or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PLEASE VOTE TODAY!

Dear Customer:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Directors of ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group have voted unanimously in favor of a plan of conversion and reorganization pursuant to which our organization will convert from a two-tiered mutual holding company to a full stock holding company. As part of this plan, the shares of common stock owned by the existing shareholders of ViewPoint Financial Group (other than ViewPoint MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation, ViewPoint Financial Group, Inc. We are converting so that ViewPoint Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and reorganization.  Please vote your proxy by mailing your signed proxy card in the enclosed postage-paid envelope marked “PROXY RETURN.”  You can also vote by telephone, or by Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

●	existing deposit accounts and loans will not undergo any change;
●	deposit accounts will continue to be federally insured to the same extent permitted by law; and
●	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 9 a.m. and 5 p.m. Central Time.

Sincerely,

Garold R. Base	James B. McCarley
President and Chief Executive Officer	Chairman of the Board
ViewPoint Financial Group	ViewPoint Financial Group

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

WE NEED YOUR VOTE

Dear Member:

Your vote on our plan of conversion and reorganization has not yet been received.  Your vote is very important to us.  Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock.  Your Board of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion. Your deposit accounts or loans with ViewPoint Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

Please vote by mailing your signed proxy card in the enclosed postage-paid envelope. You can also vote by telephone, or by Internet, as instructed on the proxy card. If you have any questions, please call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 9 a.m. and 5 p.m. Central Time.

Sincerely,

Garold R. Base
President and Chief Executive Officer

Read This First
Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company.  As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering.  These priority subscription rights are non-transferable.  If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others.  Such arrangements violate federal regulations.  If you participate in these schemes, you are breaking the law and may be subject to prosecution.  If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Inquiries at (800) 842-6929.  The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally?  Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering.  In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person.  You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary.  If you have questions, please contact the Conversion Center listed elsewhere in the literature you are receiving.  Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

●
Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion.  Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

●
“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary.  Be even more wary if the source of the money is someone you do not know.  The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●
Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions.  The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate.  They might tell you that they have done scores of these transactions and that this is simply how they work.  Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate.  They may also tell you that you have no risk in the transaction.  The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●
Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information.  If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper.  You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation		Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed new holding company, ViewPoint Financial Group, Inc.
Day, Month __ Location Address City, State Zip Code ❖ Day, Month __ Location Address City, State Zip Code ViewPoint Financial Group, Inc. (logo) Holding Company for ViewPoint Bank

❖	Members of senior management will discuss ViewPoint Bank’s operations, past performance and financial history.

❖	You will be able to meet one-on-one with ViewPoint officers to ask questions.

❖	There will be no sales pressure. You will receive ViewPoint Financial Group, Inc. stock offering materials. You can then decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in _______. For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Conversion Center at (xxx)-xxx-xxxx Monday thru Friday, 10 a.m. to 4 p.m. Central Time.

ViewPoint Financial Group, Inc. (logo)

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint MHC, ViewPoint Bank, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Bank
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Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

ViewPoint Financial Group

_______________, 2010

Dear __________:

The Boards of Directors of ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group have voted unanimously in favor of a plan of conversion and reorganization pursuant to which our organization will convert from a two-tiered mutual holding company to a full stock holding company.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at _______on___ at ___:00 Central Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Conversion Center at ___-___-____, Monday through Friday between the hours of 9 a.m. to 5 p.m. Central Time.

Sincerely,

Garold R. Base
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Financial Group, Inc.

_______________, 2010

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of ViewPoint Financial Group, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of ViewPoint Financial Group, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our Conversion Center at ___-___-____, Monday through Friday, between the hours of 9 a.m. and 5 p.m. Central Time.

ViewPoint Financial Group, Inc.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Financial Group, Inc.

_______________, 2010

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by cash, check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2010; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “VPFG” on ________ __, 2010. During the initial twenty days of trading, the stock will trade under the symbol “VPFGD.” Thereafter, the symbol will be “VPFG.”

Thank you for your interest in ViewPoint Financial Group. Your stock certificate will be mailed to you shortly.

ViewPoint Financial Group, Inc.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Financial Group, Inc.

_______________, 2010

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by cash, check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in ViewPoint Financial Group, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Global Select Market under the symbol “VPFG” on _______, 2010.

ViewPoint Financial Group, Inc.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Financial Group, Inc.

_______________, 2010

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of ViewPoint Financial Group, Inc.   Please examine your stock certificate to be certain that it is properly registered.  If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company
Attention: Investor Relations Department
10 Commerce Drive
Cranford, NJ 07016
1 (800) 368-5948
email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of ViewPoint Financial Group, Inc. I thank you for supporting our offering.

Sincerely,

Garold R. Base
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group, or ViewPoint Financial Group, Inc., or by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Financial Group, Inc.

_______________, 2010

Dear Interested Subscriber:

We regret to inform you that ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group, the holding company for ViewPoint Bank, did not accept your order for shares of ViewPoint Financial Group common stock in its community offering.  This action is in accordance with our plan of conversion and reorganization, which gives ViewPoint Bank, ViewPoint MHC and ViewPoint Financial Group the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

ViewPoint Financial Group
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

_______________, 2010

To Our Friends:

We are enclosing material in connection with the stock offering by ViewPoint Financial Group, Inc. the proposed holding company for ViewPoint Bank. ViewPoint Financial Group, Inc. is raising capital to support ViewPoint Bank’s future growth.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at _:___ p.m. Central Time, on _____ __, 2010. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by ViewPoint Bank, ViewPoint MHC, ViewPoint Financial Group,  the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

ViewPoint Financial Group, Inc.
(logo)

Community Meeting

ViewPoint Financial Group, Inc. is offering shares of its common stock in connection with the conversion of ViewPoint MHC from a two-tiered mutual holding company to a full stock holding company.

17,000,000 – 23,000,000 shares of ViewPoint Financial Group, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Conversion Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 9 a.m. and 5 p.m. Central Time.